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                                                                   EXHIBIT 10.25

                SECOND AMENDMENT TO DEBENTURE PURCHASE AGREEMENT

         This Second Amendment to Debenture Purchase Agreement ("Amendment") is made and entered into as of the 5th day of February, 1999, by and between DIGITAL TRANSMISSION SYSTEMS, INC. (the "Company"), a Delaware corporation, and SIRROM CAPITAL CORPORATION d/b/a Tandem Capital (the "Purchaser"), a Tennessee corporation.

                                  WITNESSETH:

         WHEREAS, the Purchaser and the Company have previously executed that Debenture Purchase Agreement dated September 25, 1997, as amended by that First Amendment to Debenture Purchase Agreement dated as of October 21, 1998 (the "Purchase Agreement"; capitalized terms used in this Amendment have the meanings assigned in the Purchase Agreement if not otherwise defined herein);

         WHEREAS, the Purchaser and the Company wish to further amend the Purchase Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Concurrently with the effectiveness of this Amendment, the principal amount of the Debenture shall be reduced, without penalty or premium,
(i) by $1,000,000 in connection with the Company's sale of the stock of SouthTech, Inc., a wholly-owned subsidiary of the Company, to Chapala Communications, Inc., a Georgia corporation, and (ii) by an additional $1,000,000 through the conversion of that amount of principal debt into the Company's Series A Convertible Preferred Stock at an exchange rate of $1.00 of debt for one share of stock. As so reduced, the Debenture shall have a remaining outstanding principal balance of $2,000,000. All accrued and unpaid interest as of the effective date hereof, which totals $314,333.32 as of February 5, 1999, shall further be converted into the Company's Series A Convertible Preferred Stock at an exchange rate of $1.00 of debt for one share of stock. The conversion of the total $1,314,333.32 of debt for 1,314,333 shares of Series A Convertible Preferred Stock shall occur by the operation of this Amendment and the issuance of the stock certificate to the Purchaser, and no additional documents or actions shall be necessary to give effect to this conversion.

         2. The Purchase Agreement is hereby amended to provide that the "Conversion Price," as defined therein, shall be the "Conversion Price," as defined in the [charter amendment or declaration] establishing the rights and preferences of the Series A Convertible Preferred Stock issued to the Company pursuant to Section 1 above.

         3. The Debenture has been amended in certain respects by that Second Amendment to Subordinated Debenture executed by the Company and the Purchaser dated as of the date hereof, which amendments include the change of interest rate and payment terms including, but not limited to, the amendment of the final maturity thereof to February 5, 2004.



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         4.    Section 1.1 of the Purchase Agreement is hereby amended to include the following as a final sentence thereof.

         Notwithstanding the foregoing, upon and after February 5, 1999, the Debentures shall bear interest and be payable as provided therein as amended by that Second Amendment to Subordinated Debenture between the Company and the Purchaser dated February 5, 1999.

         5. The Purchaser hereby consents to the acquisition by MicroTel International, Inc. of up to 100% of the common stock of the Company and to the sale of all of the issued and outstanding stock of SouthTech, Inc., a wholly-owned subsidiary of the Company, to Chapala Communications, Inc., a Georgia corporation.

         6. The obligations of the Company under the Debenture and under the Purchase Agreement, as they are amended, continue to be secured by that Security Agreement dated October 21, 1998, executed by the Company and the Purchaser. To further evidence this security interest as to certain types of property, the Company shall enter into an Intellectual Property Security Agreement in favor of the Purchaser concurrently with the execution of this Amendment.

         7. Section 1.2 of the Purchase Agreement is hereby amended by deleting the exiting language and replacing it in full with the following:

         1.2 Optional Redemption. The Debentures may be redeemed at the option of the Company at any time at the same price provided for under Section
         1.3 hereof respecting mandatory redemptions.

         8.    The Purchase Agreement is hereby amended to include an additional
Section 5.22 thereof, providing in full as follows:

         5.22 Cash Flow Projections. No later than thirty (30) days prior to each February 5, the Company shall deliver to the Purchaser comprehensive cash flow projections for at least the next following twelve month period, which shall be in form acceptable to the Purchaser, in its reasonable discretion. The projections shall include projections of the Company's "EBITDA," defined as net income plus expenses taken in the relevant period for interest, income taxes, depreciation and amortization. If the Company fails to achieve, for any fiscal quarter ending on or before March 31, 2001, an amount of EBITDA that is less than 90% of the EBITDA so projected, the Company shall be obligated to redeem the Debenture as a mandatory redemption in the manner provided in Section 1.3 of the Purchase Agreement.

         9. The Company hereby represents and warrants to the Purchaser that all of the representations made in Section 3 of the Purchase Agreement are true and correct as of the date



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hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference. Without limiting the foregoing, the Company specifically warrants and represents that it has no capital stock outstanding and has no warrants or options for the purchase of its stock outstanding (except in favor of the Purchaser) other than as set forth in the Purchase Agreement, as supplemented by Schedule A hereto.

         10. The effectiveness of this Amendment are subject to the requirements that the Purchaser receive each of the following documents, in form and substance acceptable to the purchaser:

               (a)  Second Amendment to Subordinated Debenture.

               (b) Stock Purchase Warrant respecting the issuance of ten percent (10%) of the Company's common stock.

               (c) Certificate evidencing the preferred stock to be issued pursuant to Section 1 hereof.

               (d)  Registration Rights Agreement.

               (e) Co-Sale Rights Agreement executed by MicroTel International Inc.

               (f) Evidence satisfactory to the Purchaser that MicroTel International, Inc. will acquire at least a 43% interest in the Company's common stock concurrently with the effectiveness of this Amendment.

               (g) The Company's cash flow projections for the succeeding twelve month period in form and substance acceptable to the Purchaser.

               (h) Pledge Agreement granting to the Purchaser a first priority perfected security interest in the stock of the Company owned by Microtel International, Inc. together with stock powers and irrevocable proxies.

               (i) An opinion of the Company's counsel, in form and substance satisfactory to Lender's counsel.

               (j)  An Intellectual Property Security Agreement.

               (k)  an Authorization Agreement for Pre-Authorized Payments
         (Debit).

               (1)  Closing Statement evidencing the disbursement of funds.

               (m) Evidence satisfactory to the Purchaser that the related transaction with Chapala Communications, Inc. has closed and funded to provide the $1,000,000 payment described in Section 1 above.



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         11.   The Company warrants and represents that its execution, delivery and performance hereof and of all documents required herein have been duly authorized by all necessary corporate action and do not (i) violate or conflict with the Company's corporate charter or bylaws, (ii) violate any applicable law or regulation, (iii) violate any order, writ, judgment or decree by which the Company or any of its assets are bound, or (iv) violate, constitute a breach of, or occasion any rights or remedies under any other loan agreement, lease, indenture or other agreement by which the Company or any of its assets are bound.

         12. The Company warrants and represents that the Debenture, the Purchase Agreement and all related documents executed in favor of the Purchaser with respect thereto (a) are valid, binding and enforceable against the Company according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, and (b) are not subject to any counterclaim, defense or right of setoff, and the Company hereby releases Lender from any claim, known or unknown, that the Company may have against Lender as of the execution of this Amendment.

         13. This Amendment and the other written documents between the parties evidence their entire agreement and may be amended only by written instrument signed by the parties. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Georgia.

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                      Executed as of the date stated above.


                                    DIGITAL TRANSMISSION SYSTEMS, INC.


                                    By: /s/
                                       -----------------------------------------

                                    Title: /s/
                                          --------------------------------------


                                    SIRROM CAPITAL CORPORATION
                                    d/b/a Tandem Capital


                                    By: /s/
                                       -----------------------------------------

                                    Title: Vice President
                                          --------------------------------------



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                                   Schedule A
                           Rights To Acquire DTS stock

Warrants were issued during IPO - March 5, 1996 - see Prospectus

Registration rights held by Peregrine Ventures II LP, James W. Chamberlain and 2 other stockholders - see Prospectus

Warrants issued (60,000) to Silicon Valley Bank - March 16, 1998

The Company's Board of Director's have resolved to pay certain fiscal year 1999 employee and Board of Director compensation with DTS stock. Total amount of stock to be issued in conjunction with this agreement approximates 419,000 shares.

Stock options granted to employees of the Company. Total options outstanding under these agreements approximates 746,000 shares.